SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): March 2, 1999
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      -----------------------------             ------------------
     (State or other jurisdiction of               (IRS Employer
      incorporation or organization)            Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      -----------------------------             ------------------
    (Address of Principal Executive Offices)       (Zip Code)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555


                                    N/A
      ---------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5.  OTHER EVENTS

FX Energy, Inc., announced on March 2, 1999, the signing of a development agreement covering the 200,000 acre Lachowice concession in southern Poland where the Polish Oil and Gas Company (POGC) has three shut-in gas wells. Terms of the agreement call for FX, Apache Corporation and POGC to jointly develop the concession with Apache as operator. The three companies will have equal interests in the concession. FX and Apache will pay the cost to reenter, test and recomplete the wells. Subject to testing commercial production rates, FX and Apache will construct a gathering system and gas processing facility.

The signing of the Lachowice development agreement, the first by any western company with POGC, establishes a legal framework for future oil and gas development deals with POGC. Under the recently signed AMI with Apache, FX is now aggressively pursuing a series of such opportunities with POGC. Management of FX believes that the Lachowice development agreement is the first of what is expect to be a series of lower risk production development projects that will complement FX's long-term exploration program now underway in Poland.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  March 3, 1999               FX ENERGY, INC.


                                    By: /s/ Scott J. Duncan, Vice President